IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ (Flex)
File No. 33-4173/811-3217

                       EXHIBIT INDEX

Exhibit 9:      Opinion of Counsel

Exhibit 10:     Consent of Independent Auditors

Exhibit 11:     Financial Statement Schedules and Report of
                Independent Auditors

Exhibit 14:     Financial Data Schedule.
                IDS Life Accounts F,IZ,JZ,G,H,N,KZ,LZ and MZ
                IDS Life Insurance Company

Exhibit 15.1:   Power of Attorney dated April 9, 1998

Exhibit 15.2:   Power of Attorney dated August 19, 1997